Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)        ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

ALLIANT TECHSYSTEMS INC.

(Exact name of obligor as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ADDITIONAL REGISTRANTS

ATK Commercial Ammunition Company Inc.	Delaware	41-2022465

ATK Commercial Ammunition Holdings Company Inc.	Delaware	20-4048077

ATK Missile Systems Company LLC	Delaware	48-1280912

ATK Ordnance and Ground Systems LLC	Delaware	41-1933906

ATK Space Systems Inc.	Delaware	33-0517898

ATK Tactical Systems Company LLC	Delaware	41-1933914

ATK Thiokol Inc.	Delaware	36-2678716

Alliant Ammunition Systems Company LLC	Delaware	41-1955360

Alliant Ammunition and Powder Company LLC	Delaware	41-1933912

Alliant Lake City Small Caliber Ammunition Company LLC	Delaware	41-1955357

Alliant Southern Composites Company LLC	Delaware	41-1933909

Ammunition Accessories Inc.	Delaware	63-1287464

Composite Optics, Incorporated	California	95-2998672

Federal Cartridge Company	Minnesota	41-0252320

GASL, Inc.	New York	11-3283008

Micro Craft Inc.	Tennessee	62-0601440

Mission Research Corporation	Delaware	95-2659854

New River Energetics, Inc.	Delaware	54-1776594

5050 Lincoln Drive
Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.                                     General information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                                  Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.                                       A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.                                       A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No.
333-121948).

6.                                       The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 17th day of February, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ J. BARTOLINI
Name:	J. BARTOLINI
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2005, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands

ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin	4,137

Interest-bearing balances	0

Securities:

Held-to-maturity securities	70

Available-for-sale securities	62,090

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold	41,000

Securities purchased under agreements to resell	84,000

Loans and lease financing receivables:

Loans and leases held for sale	0

Loans and leases, net of unearned income.	0

LESS: Allowance for loan and lease losses	0

Loans and leases, net of unearned income and allowance	0

Trading assets	0

Premises and fixed assets (including capitalized leases)	4,259

Other real estate owned	0

Investments in unconsolidated subsidiaries and associated companies	0

Customers’ liability to this bank on acceptances outstanding	0

Intangible assets:

Goodwill	242,352

Other Intangible Assets	16,506

Other assets	39,787

Total assets	$494,201

LIABILITIES

Deposits:

In domestic offices	3,361

Noninterest-bearing	3,361

Interest-bearing	0

Not applicable

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased	0

Securities sold under agreements to repurchase	0

Trading liabilities	0

Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	58,000

Not applicable

Bank’s liability on acceptances executed and outstanding	0

Subordinated notes and debentures	0

Other liabilities	61,271

Total liabilities	$122,632

Minority interest in consolidated subsidiaries	0

2

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000

Surplus (exclude all surplus related to preferred stock)	294,125

Retained earnings	76,716

Accumulated other comprehensive income	-272

Other equity capital components	0

Total equity capital	$371,569

Total liabilities, minority interest, and equity capital	$494,201

I, William J. Winkelmann, Vice President  of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

William J. Winkelmann	)	Vice President

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities.  We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Michael K. Klugman, President	)

Frank P. Sulzberger, Vice President	)	Directors

)

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